 September 2024

Pricing Supplement No. 3,848

Registration Statement Nos. 333-275587; 333-275587-01

Dated September 20, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and provide for a minimum payment at maturity of only 20% of the stated principal amount. The securities will be automatically redeemed if the closing level of each of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM which we refer to as the underlyings, on the first determination date is greater than or equal to its respective initial level, for an early redemption payment of $1,107 per security, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus a return reflecting 150% of the upside performance of the worst performing underlying. If the securities have not previously been redeemed and the final level of any underlying is less than or equal to its respective initial level but no underlying has decreased by an amount greater than the specified buffer amount from its respective initial level, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final level of any underlying is less than its respective initial level by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount. Accordingly, investors may lose up to 80% of the stated principal amount of the securities. The securities are for investors who are willing to risk their principal and forego current income in exchange for the possibility of receiving an early redemption payment greater than the stated principal amount if each underlying closes at or above the respective initial level on the first determination date or an equity-based return at maturity if each underlying closes above the respective initial level on the final determination date. Because all payments on the securities are based on the worst performing of the underlyings, a decline of more than 20% by any underlying will result in a loss of your investment, even if the other underlyings have appreciated or have not declined as much. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:

Communication Services Select Sector SPDR® Fund (the “XLC Shares”), Technology Select Sector SPDR® Fund (the “XLK Shares”) and Dow Jones Industrial AverageSM (the “INDU Index”). We refer to the XLC Shares and the XLK Shares, collectively, as the underlying shares.

Aggregate principal amount:	$550,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	September 20, 2024
Original issue date:	September 25, 2024 (3 business days after the pricing date)
Maturity date:	September 24, 2026
Early redemption:

If, on the first determination date, the closing level of each underlying is greater than or equal to its respective initial level, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

The securities will not be redeemed early on the early redemption date if the closing level of any underlying is below its respective initial level on the first determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount of $1,107, as set forth under “Determination Dates, Early Redemption Date and Early Redemption Payment” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

See “Determination Dates, Early Redemption Date and Early Redemption Payment” below.

The determination dates are subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events.

Early redemption date:

See “Determination Dates, Early Redemption Date and Early Redemption Payment” below. If such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than its respective initial level:

$1,000 + ($1,000 × underlying percent change of the worst performing underlying × 150%)

●If the final level of any underlying is less than or equal to its respective initial level but no underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000

●If the final level of any underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 × (underlying performance factor of the worst performing underlying + 20%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$967.60 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$22.50	$977.50
Total	$550,000	$12,375	$537,625

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $22.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 25.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023       Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Terms continued from previous page:
Buffer amount:

With respect to each underlying, 20%. As a result of the buffer amount of 20%, the value at or above which each underlying must close on the final determination date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the XLC Shares, $71.12, which is 80% of its initial level

With respect to the XLK Shares, $178.024, which is 80% of its initial level

With respect to the INDU Index, 33,650.688, which is 80% of its initial level

Minimum payment at maturity:	$200 per security (20% of the stated principal amount)
Initial level:

With respect to the XLC Shares, $88.90, which is its closing level on the pricing date

With respect to the XLK Shares, $222.53, which is its closing level on the pricing date

With respect to the INDU Index, 42,063.36, which is its closing level on the pricing date

Final level:	With respect to each underlying, the respective closing level on the final determination date
Closing level:

With respect to each of the XLC Shares and the XLK Shares, on any trading day, the closing price of such underlying on such day times the adjustment factor on such day

With respect to the INDU Index, on any index business day, the index closing value on such day

Adjustment factor:	With respect to each of the XLC Shares and the XLK Shares, 1.0, subject to adjustment in the event of certain events affecting the respective underlying shares
Worst performing underlying:	The underlying with the lowest underlying percent change
Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Underlying performance factor:	With respect to each underlying, the final level divided by the initial level
CUSIP / ISIN:	61776RXJ8 / US61776RXJ84
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Date and Early Redemption Payment

Determination Dates		Early Redemption Date		Early Redemption Payment (per $1,000 Security)
1st determination date:	9/23/2025	Early redemption date:	9/26/2025	$1,107
Final determination date:	9/21/2026	See “Maturity date” above.		See “Payment at maturity” above.

September 2024 Page 2

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Investment Summary

Buffered Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Buffered Jump Securities with Auto-Callable Feature due September 24, 2026 All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM (the “securities”) do not provide for the regular payment of interest. Instead, after one year, the securities will be automatically redeemed if the closing level of each of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM on the first determination date is greater than or equal to its respective initial level, for an early redemption payment of $1,107 per security, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus a return reflecting 150% of the upside performance of the worst performing underlying. If the securities have not previously been redeemed and no underlying has decreased by an amount that is greater than the specified buffer amount from its respective initial level, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final level of any underlying is less than its respective initial level by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount. Accordingly, investors may lose up to 80% of the stated principal amount of the securities.

Maturity:	Approximately 2 years
Automatic early redemption:

If, on the first determination date, the closing level of each underlying is greater than or equal to its respective initial level, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount as follows:

●1st determination date: $1,107

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than its respective initial level:

$1,000 + ($1,000 × underlying percent change of the worst performing underlying × 150%)

●If the final level of any underlying is less than or equal to its respective initial level but no underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000

●If the final level of any underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 × (underlying performance factor of the worst performing underlying + 20%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

September 2024 Page 3

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $967.60.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amount, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

September 2024 Page 4

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing level of each of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM on the first determination date is greater than or equal to its respective initial level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

When each underlying closes at or above its respective initial level on the first determination date, the securities will be automatically redeemed for the early redemption payment on the early redemption date. Investors do not participate in any appreciation in any underlying.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity

This scenario assumes that at least one underlying closes below its respective initial level on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying closes above its respective initial level. At maturity, investors will receive the stated principal amount of their investment plus a return reflecting 150% of the upside performance of the worst performing underlying.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the return of principal at maturity

This scenario assumes that at least one underlying closes below its respective initial level on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes at or below its respective initial level, but no underlying has decreased by an amount greater than the specified buffer amount from its respective initial level. At maturity, investors will receive a cash payment equal to $1,000 per $1,000 security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that at least one underlying closes below its respective initial level on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below its respective initial level by an amount greater than the buffer amount of 20%. At maturity, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the worst performing underlying from its respective initial level beyond the buffer amount. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors may lose up to 80% of their investment in the securities.

September 2024 Page 5

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each underlying on the first determination date, and the payment at maturity will be determined by reference to the closing level of each underlying on the final determination date. The actual initial levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount as follows:

●1st determination date: $1,107

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than its respective initial level:

$1,000 + ($1,000 × underlying percent change of the worst performing underlying × 150%)

●If the final level of any underlying is less than or equal to its respective initial level but no underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000

●If the final level of any underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 × (underlying performance factor of the worst performing underlying + 20%).

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the XLC Shares: $70.00 With respect to the XLK Shares: $180.00 With respect to the INDU Index: 30,000

September 2024 Page 6

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Automatic Call:

Example 1 — The securities are redeemed following the first determination date.

Date	XLC Shares Closing Level	XLK Shares Closing Level	INDU Index Closing Level	Payment (per Security)
1st Determination Date	$97.50 (at or above the initial level)	$220.00 (at or above the initial level)	35,000 (at or above the initial level)	$1,107

In this example, on the first determination date, the closing level of each underlying is at or above the respective initial level. Therefore, the securities are automatically redeemed on the early redemption date. Investors will receive a payment of $1,107 per security on the early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any underlying.

How to calculate the payment at maturity:

In the following examples, one or more of the underlyings close below the respective initial level(s) on the first determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	XLC Shares Final Level	XLK Shares Final Level	INDU Index Final Level	Payment at Maturity (per Security)
Example 1:	$77.00 (above its initial level)	$252.00 (above its initial level)	36,000 (above its initial level)	$1,000 + ($1,000 × 10% × 150%) = $1,150
Example 2:	$63.00 (at or below its initial level but has not decreased from the initial level by an amount greater than the buffer amount of 20%)	$216.00 (above its initial level)	28,500 (at or below its initial level but has not decreased from the initial level by an amount greater than the buffer amount of 20%)	$1,000
Example 3:	$87.50 (above its initial level)	$72.00 (below its initial level and has decreased from the initial level by an amount greater than the buffer amount of 20%)	37,500 (above its initial level)	$1,000 × [($72.00 / $180.00) + 20%] = $600
Example 4:	$14.00 (below its initial level and has decreased from the initial level by an amount greater than the buffer amount of 20%)	$135.00 (below its initial level and has decreased from the initial level by an amount greater than the buffer amount of 20%)	10,500 (below its initial level and has decreased from the initial level by an amount greater than the buffer amount of 20%)	$1,000 × [($14.00 / $70.00) + 20%] = $400

In example 1, the final level of each underlying is above its respective initial level. The XLC Shares have appreciated by 10%, the XLK Shares have appreciated by 40% and the INDU Index has appreciated by 20%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 150% of the appreciation of the XLC Shares, which represent the worst performing underlying in this example. Investors receive $1,150 per security at maturity.

In example 2, the final level of one of the underlyings is above its respective initial level, while the final levels of the other underlyings have decreased from their respective initial levels but not by an amount greater than the buffer amount of 20%. The XLC Shares have declined 10% from the initial level to the final level, the XLK Shares have increased 20% from its initial level to its final level and the INDU Index has declined 5% from its initial level to its final level. Therefore, investors receive $1,000 per security at maturity. Investors do not participate in any appreciation in any underlying.

In example 3, the final levels of two of the underlyings are above their respective initial levels, but the final level of the other underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity beyond the buffer amount. The XLC Shares have increased 25% from the initial level to the final level, the XLK Shares have declined 60% from its initial level to its final

September 2024 Page 7

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

level and the INDU Index has increased 25% from its initial level to its final level. Therefore, investors receive a payment at maturity of $600 per security.

In example 4, the final level of each underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity beyond the buffer amount. The XLC Shares have declined 80% from the initial level to the final level, the XLK Shares have declined 25% from its initial level to its final level and the INDU Index has declined 65% from its initial level to its final level. Therefore, investors receive a payment at maturity of $400 per security.

If the securities are not redeemed prior to maturity and the final level of any underlying has decreased by more than the buffer amount of 20% from its respective initial level, you will be exposed to the downside performance of the worst performing underlying beyond the specified buffer amount, and your payment at maturity will be less than the stated principal amount. Under these circumstances, you will lose some, and up to 80%, of your investment in the securities.

September 2024 Page 8

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide a minimum payment at maturity of only 20% of your principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest and provide a minimum payment at maturity of only 20% of the stated principal amount of the securities. If the securities have not been automatically redeemed prior to maturity and the final level of any underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%, you will be exposed to the decline in the value of the worst performing underlying, as compared to its respective initial level, beyond the buffer amount, and you will receive for each security that you hold at maturity an amount that is less than the stated principal amount. You could lose up to 80% of your investment.

￭If the securities are redeemed prior to maturity, the appreciation potential of the securities is limited by the fixed early redemption payment specified for the first determination date. If each underlying closes at or above its respective initial level on the first determination date, the securities will be automatically redeemed. In this scenario, the appreciation potential of the securities is limited to the fixed early redemption payment specified for the first determination date, and no further payments will be made on the securities once they have been redeemed. In addition, if the securities are redeemed prior to maturity, you will not participate in any appreciation of any underlying, which could be significant. Moreover, the fixed early redemption payment may be less than the payment at maturity you would receive for the same level of appreciation of the worst performing underlying had the securities not been automatically redeemed and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective initial level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the share underlying indices and the INDU Index,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying, odividend rates on the securities underlying the share underlying indices and the INDU Index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituent stocks of the share underlying indices and the INDU Index,

othe occurrence of certain events affecting the XLC Shares or the XLK Shares that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

September 2024 Page 9

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the level of any underlying at the time of sale is near or below 80% of its respective initial level or if market interest rates rise.

You cannot predict the future performance of any underlying based on its historical performance. If the final level of any underlying is less than 80% of its respective initial level, you will be exposed on a 1-to-1 basis to the decline in the final level of the worst performing underlying beyond the buffer amount. There can be no assurance that you will not lose some or a significant portion of your investment. See “Communication Services Select Sector SPDR® Fund Overview,” “Technology Select Sector SPDR® Fund Overview” and “Dow Jones Industrial AverageSM Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlyings or the stocks composing the share underlying indices or the INDU Index. Investing in the securities is not equivalent to investing in any underlying or the component stocks of the share underlying indices or the INDU Index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the share underlying indices or the INDU Index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed at any point other than the specified early redemption date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

September 2024 Page 10

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying indices), including trading in the XLC Shares and the XLK Shares, the stocks that constitute the share underlying indices or the INDU Index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase (i) the level at or above which such underlying must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the level at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the final levels, whether the securities will be redeemed on the early redemption date, whether to make any adjustments to

September 2024 Page 11

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

the adjustment factor and the payment at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing price or index closing value, as applicable, of any underlying in the event of a market disruption event or discontinuance of the share underlying indices or the INDU Index. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” “—Calculation Agent and Calculations” and “—Auto-Callable Securities Linked to Underlying Shares” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive the early redemption payment, each underlying must close at or above its respective initial level on the first determination date. In addition, if the securities have not been redeemed and at least one underlying has decreased by more than 20% from its respective initial level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying beyond the buffer amount, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than the stated principal amount. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that the final level of any underlying will decline to below 80% of its respective initial level than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a loss on your investment.

September 2024 Page 12

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the communication services sector. The stocks included in the Communication Services Select Sector Index and that are generally tracked by the XLC Shares are stocks of companies whose primary business is directly associated with the communication services sector. Because the value of the securities is linked to the performance of the XLC Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the communication services sector.

Communication services companies are particularly vulnerable to the potential obsolescence of products and services due to technological advancement and the innovation of competitors. Companies in the communication services sector may also be affected by other competitive pressures, such as pricing competition, as well as research and development costs, substantial capital requirements and government regulation. Additionally, fluctuating domestic and international demand, shifting demographics and often unpredictable changes in consumer tastes can drastically affect a communication services company’s profitability. While all companies may be susceptible to network security breaches, certain companies in the communication services sector may be particular targets of hacking and potential theft of proprietary or consumer information or disruptions in service, which could have a material adverse effect on their businesses. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the communication services sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the Technology Select Sector Index and that are generally tracked by the XLK Shares are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the XLK Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the XLK Shares and, therefore, on the value of the securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XLC Shares or the XLK Shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the XLC Shares and the XLK Shares. However, the calculation agent will not make an adjustment for every event that could affect the XLC Shares or the XLK Shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the XLC Shares and the XLK Shares or the share underlying indices could adversely affect the value of the securities. The investment adviser to each of the XLC Shares and the XLK Shares, SSGA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities. S&P® Dow Jones Indices LLC (“S&P®”) is responsible for calculating and maintaining the share underlying indices. S&P® may add, delete or substitute the stocks constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. S&P® may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to

September 2024 Page 13

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of any of the underlying shares and, consequently, the value of the securities.

￭The performance and market price of each of the XLC Shares and XLK Shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of each of the underlying shares on the final determination date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

￭Adjustments to the INDU Index could adversely affect the value of the securities. The publisher of the INDU Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the securities. The publisher of the INDU Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the determination of whether the securities will be redeemed on the early redemption date or the payment at maturity, as applicable, will be based on whether the value of such underlying, based on the closing prices of the securities constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, is greater than or equal to the initial level or 80% of such initial level, as applicable (depending also on the performance of the other underlyings).

September 2024 Page 14

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Communication Services Select Sector SPDR® Fund Overview

The Communication Services Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Communication Services Select Sector SPDR® Fund. The Communication Services Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Communication Services Select Sector Index. It is possible that this fund may not fully replicate the performance of the Communication Services Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that such publicly available information regarding the XLC Shares is accurate or complete.

Information as of market close on September 20, 2024:

Bloomberg Ticker Symbol:	XLC UP	52 Week High (on 9/19/2024):	$88.90
Current Share Price:	$88.90	52 Week Low (on 10/27/2023):	$63.09
52 Weeks Ago:	$66.52

The following graph sets forth the closing prices of the XLC Shares for the period from January 1, 2019 through September 20, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLC Shares for each quarter in the same period. The closing price of the XLC Shares on September 20, 2024 was $88.90. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLC Shares have at times experienced periods of high volatility, and you should not take the historical prices of the XLC Shares as an indication of future performance. No assurance can be given as to the closing level of the XLC Shares at any time, including on the determination dates.

XLC Shares Daily Closing Prices January 1, 2019 to September 20, 2024

September 2024 Page 15

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Communication Services Select Sector SPDR® Fund (CUSIP 81369Y852)	High ($)	Low ($)	Period End ($)
2019
First Quarter	47.74	41.13	46.77
Second Quarter	51.22	45.61	49.22
Third Quarter	51.72	47.90	49.52
Fourth Quarter	54.19	48.28	53.63
2020
First Quarter	57.58	40.22	44.24
Second Quarter	56.55	42.15	54.04
Third Quarter	65.14	55.20	59.40
Fourth Quarter	67.48	58.74	67.48
2021
First Quarter	76.02	65.08	73.32
Second Quarter	81.56	74.58	80.97
Third Quarter	86.05	79.63	80.11
Fourth Quarter	82.12	73.63	77.68
2022
First Quarter	78.22	63.62	68.78
Second Quarter	71.20	53.08	54.27
Third Quarter	59.89	47.89	47.89
Fourth Quarter	51.94	45.41	47.99
2023
First Quarter	59.39	48.61	57.97
Second Quarter	65.30	56.13	65.08
Third Quarter	68.81	64.88	65.57
Fourth Quarter	73.10	63.09	72.66
2024
First Quarter	81.82	71.74	81.66
Second Quarter	86.45	77.86	85.66
Third Quarter (through September 20, 2024)	88.90	82.16	88.90

This document relates only to the securities referenced hereby and does not relate to the XLC Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLC Shares (and therefore the price of the XLC Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLC Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLC Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLC Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no

September 2024 Page 16

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Communication Services Select Sector Index. The Communication Services Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the communication services sector of the S&P 500® Index. The Communication Services Select Sector Index generally includes component stocks of companies that facilitate communication through various mediums, such as telecom, media & entertainment and interactive gaming production. For more information, see “S&P® Select Sector Indices—Communication Services Select Sector Index” in the accompanying index supplement.

September 2024 Page 17

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Technology Select Sector SPDR® Fund Overview

The Technology Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, which is a registered investment company. The Trust consists of numerous separate investment portfolios, including the Technology Select Sector SPDR® Fund. The Technology Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. It is possible that this fund may not fully replicate the performance of the Technology Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that such publicly available information regarding the XLK Shares is accurate or complete.

Information as of market close on September 20, 2024:

Bloomberg Ticker Symbol:	XLK UP	52 Week High (on 7/10/2024):	$237.68
Current Share Price:	$222.53	52 Week Low (on 10/26/2023):	$160.19
52 Weeks Ago:	$166.60

The following graph sets forth the closing prices of the XLK Shares for the period from January 1, 2019 through September 20, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLK Shares for each quarter in the same period. The closing price of the XLK Shares on September 20, 2024 was $222.53. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLK Shares have at times experienced periods of high volatility, and you should not take the historical prices of the XLK Shares as an indication of future performance. No assurance can be given as to the closing level of the XLK Shares at any time, including on the determination dates.

XLK Shares Daily Closing Prices January 1, 2019 to September 20, 2024

September 2024 Page 18

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Technology Select Sector SPDR® Fund (CUSIP 81369Y803)	High ($)	Low ($)	Period End ($)
2019
First Quarter	75.09	58.89	74.00
Second Quarter	78.96	70.63	78.04
Third Quarter	82.75	75.75	80.53
Fourth Quarter	91.92	78.28	91.67
2020
First Quarter	102.79	70.40	80.37
Second Quarter	104.63	76.54	104.49
Third Quarter	127.03	104.66	116.70
Fourth Quarter	130.52	110.86	130.02
2021
First Quarter	138.59	125.83	132.81
Second Quarter	147.82	131.31	147.66
Third Quarter	159.70	147.91	149.32
Fourth Quarter	176.65	148.06	173.87
2022
First Quarter	175.52	141.39	158.93
Second Quarter	161.47	123.49	127.12
Third Quarter	151.56	118.78	118.78
Fourth Quarter	136.15	116.56	124.44
2023
First Quarter	151.01	121.18	151.01
Second Quarter	174.63	143.97	173.86
Third Quarter	180.26	161.97	163.93
Fourth Quarter	193.07	160.19	192.48
2024
First Quarter	211.02	184.12	208.27
Second Quarter	231.41	192.53	226.23
Third Quarter (through September 20, 2024)	237.68	197.34	222.53

This document relates only to the securities referenced hereby and does not relate to the XLK Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLK Shares (and therefore the price of the XLK Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLK Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLK Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLK Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored,

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Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Technology Select Sector Index. The Technology Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the technology sector of the S&P 500® Index. The Technology Select Sector Index includes component stocks in industries such as technology hardware, storage and peripherals; software; diversified telecommunication services; communications equipment; semiconductor and semiconductor equipment; internet software and services; IT services; wireless telecommunication services; and electronic equipment and instruments. For more information, see “S&P® Select Sector Indices—Technology Select Sector Index” in the accompanying index supplement.

September 2024 Page 20

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P® Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on September 20, 2024:

Bloomberg Ticker Symbol:	INDU	52 Week High (on 9/20/2024):	42,063.36
Current Index Value:	42,063.36	52 Week Low (on 10/27/2023):	32,417.59
52 Weeks Ago:	34,440.88

The following graph sets forth the daily index closing values of the INDU Index for the period from January 1, 2019 through September 20, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the INDU Index for each quarter in the same period. The index closing value of the INDU Index on September 20, 2024 was 42,063.36. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the INDU Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the INDU Index at any time, including on the determination dates.

INDU Index Daily Index Closing Values January 1, 2019 to September 20, 2024

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Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Dow Jones Industrial AverageSM	High	Low	Period End
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter	30,606.48	26,501.60	30,606.48
2021
First Quarter	33,171.37	29,982.62	32,981.55
Second Quarter	34,777.76	33,153.21	34,502.51
Third Quarter	35,625.40	33,843.92	33,843.92
Fourth Quarter	36,488.63	34,002.92	36,338.30
2022
First Quarter	36,799.65	32,632.64	34,678.35
Second Quarter	35,160.79	29,888.78	30,775.43
Third Quarter	34,152.01	28,725.51	28,725.51
Fourth Quarter	34,589.77	29,202.88	33,147.25
2023
First Quarter	34,302.61	31,819.14	33,274.15
Second Quarter	34,408.06	32,764.65	34,407.60
Third Quarter	35,630.68	33,507.50	33,507.50
Fourth Quarter	37,710.10	32,417.59	37,689.54
2024
First Quarter	39,807.37	37,266.67	39,807.37
Second Quarter	40,003.59	37,735.11	39,118.86
Third Quarter (through September 20, 2024)	42,063.36	38,703.27	42,063.36

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	S&P® Dow Jones Indices LLC, or any successor thereof.
Share underlying index:	With respect to the XLC Shares, the Communication Services Select Sector Index. With respect to the XLK Shares, the Technology Select Sector Index.
Share underlying index publisher:	With respect to each of the XLC Shares and the XLK Shares, S&P® Dow Jones Indices LLC, or any successor thereof.
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the first determination date, give notice of the early redemption of the securities and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

September 2024 Page 23

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the leveraged upside payment and the fact that the securities are linked to an index in addition to exchange-traded funds, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for auto-callable securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with

September 2024 Page 24

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the XLC Shares, the XLK Shares, in stocks constituting the share underlying indices or INDU Index and in futures and/or options contracts on the XLC Shares, the XLK Shares, the share underlying indices or the INDU Index or the component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying, and, as a result, increase (i) the level at or above which such underlying must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the level at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

September 2024 Page 25

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due September 24, 2026

All Payments on the Securities Based on the Worst Performing of the Communication Services Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Dow Jones Industrial AverageSM

Principal at Risk Securities

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $22.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

September 2024 Page 26